UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 17, 2014

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 17, 2014, Beasley Mezzanine Holdings, LLC (the “Borrower”), a wholly-owned subsidiary of Beasley Broadcast Group, Inc. (the “Company”), entered into Amendment No. 3 (the “Amendment”) to the Credit Agreement dated as of August 9, 2012 by and among the Borrower, General Electric Capital Corporation, as administrative agent, and the lenders party thereto (the “Credit Agreement”).

The Amendment (i) amends the credit agreement so that upon achieving a total leverage ratio of 3.00:1.00 (A) the amount of dividends the Company may pay per year is increased, (B) the requirement to prepay the term loans using excess cash flow is removed, and (C) the amount of cash equivalents that the Borrower may maintain outside of an account with one of the Lenders is increased, (ii) extends the maturity date of the Borrower’s term loans for an additional 2 years to August 2019, (iii) decreases the interest rate on all loans by 0.25% and adds an additional step-down in the interest rate upon achieving a total debt leverage ratio of 2.75:1.00, and (iv) increases the total leverage ratio required to be maintained under the financial covenant for the first six month of 2015 by 0.25%. In connection with the Amendment, the Borrower is also exercising its option to incur an additional $5.75 million of incremental term loan debt, the proceeds of which will be used with cash on the balance sheet to repay outstanding principal on the Borrower’s revolving loans.

This description of the Amendment and Waiver to Credit Agreement does not purport to be complete and is subject in all respects to the full text of the Amendment and Waiver to Credit Agreement, filed with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. For additional information about the Credit Agreement, see Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. 3, dated as of June 17, 2014, by and among Beasley Mezzanine Holdings, LLC, General Electric Capital Corporation, as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: June 17, 2014	By:	/s/ Caroline Beasley
Caroline Beasley
Vice President, Chief Financial Officer, Secretary and
Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3, dated as of June 17, 2014, by and among Beasley Mezzanine Holdings, LLC, General Electric Capital Corporation, as administrative agent, and the lenders party thereto.